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                                                                    Exhibit (23)


                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Shared Medical Systems Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated February 10, 1997 (except with respect to the matter discussed in Note 10, as to which the date is February 28, 1997) included (or incorporated by reference) in Shared Medical Systems Corporation's 10-K for the year ended December 31, 1996, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 2-83465, 2-85345, 2-85346, 2-96224, 2-96225, 33-18161,
33-25009, 33-25010, 33-34089, 33-34410, 33-37742, 33-47572, 33-61967) and S-3
(File No.333-23683).



                                                         /S/ Arthur Andersen LLP

Philadelphia, PA
 March 26, 1997